AMENDED AND RESTATED

BY-LAWS

of

INTELLI-CHECK, INC.

ARTICLE I. General.

1.01 Interpretation; Governing Instruments. Terms used and not defined in these By-Laws shall have the meanings set forth in, and shall be interpreted in accordance with, the General Corporation Law ("GCL") and other applicable statutes and the Corporation's certificate of incorporation (collectively the "governing instruments") as from time to time in effect. Whether or not so stated, these By-Laws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

1.02 Registered Office. The registered office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of the Corporation.

1.03 Other Offices; Business Activities. The Corporation may have such other offices and conduct its business activities at such other locations within or without the State of Delaware, as the board determines.

ARTICLE II. Stockholders.

2.01 Annual Meeting. The annual stockholders meeting for the election of directors and the transaction of other business shall be held annually during the fifth full month following the end of the Corporation’s fiscal year or on such other date and time as the board may fix.

2.02 Special Meeting. Special stockholders meetings may be called by the board or chief executive officer and shall be called by the chief executive officer, the president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, either by any director or by the holders of not less than a majority of the outstanding shares entitled to vote. Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

2.03 Place of Meeting. Stockholders meetings shall be held at such place, within or without the State of Delaware, as may be fixed by the board or, if not so fixed, at the registered office of the Corporation in the State of Delaware. Attendance at any meeting in person or by proxy shall constitute a waiver of notice, except when the person or proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.04 Notice of Meetings; Waiver. Written notice of each stockholders meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting date to each stockholder entitled to vote at the meeting at his address appearing on the record of stockholders or, if he shall have filed with the secretary a written request that notices be mailed to some other address, at such other address. Each notice shall state the place, date and time of the meeting and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting. Notice of a special meeting shall also state the purpose(s) for which called. Notice of an adjourned meeting shall be unnecessary unless otherwise required by the governing instruments.

2.05 Quorum. Subject to the governing instruments, the holders of one third of the shares entitled to vote shall constitute a quorum for the transaction of any business. When a specified item of business must be voted on by a class or series, voting as a class, however, the holders of a majority of the shares of such class or series shall constitute a quorum. Despite the absence of a quorum the stockholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

2.06 Voting; Proxies. Subject to the governing instruments:

2.06(a) Stockholders of record shall be entitled to one vote for each share held. Any corporate action shall be authorized by a majority of the votes cast by holders entitled to vote, unless otherwise required by law.

2.06(b) Any stockholder may vote in person or by proxy signed by him or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date unless it otherwise provides.

2.07 Action Without Meeting. Subject to the governing instruments, any stockholder action may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III. Directors.

3.01 Authority; Number; Election; Qualification; Term. Subject to the governing instruments, the Corporation’s business shall be managed under the direction of the board which shall consist of no less than five (5) nor more than nine (9) directors. Directors shall be elected at each annual stockholders meeting, shall be at least eighteen (18) years old, but need not be stockholders, and shall hold office until the next annual stockholders meeting and the election and qualification of their respective successors.

3.02 Annual, Regular and Special Meetings; Place. The annual board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual stockholders meeting or, if a quorum is not present or the board otherwise determines, as promptly as practicable thereafter. Regular board meetings for the transaction of all business may be held without notice at such times and places as the board determines. Special board meetings may be called by the chairman of the board, the president or a majority of the directors. Except as provided above, board meetings shall be held at such place, within or without the State of Delaware, as the board determines or, if not so determined, at the principal office of the Corporation.

3.03 Notice of Meetings; Waiver; Adjournment. Notice of the time and place of each deferred annual and of each special board meeting shall be given the directors by mail not less than three, or personally or by telephone, telegram or telecopier not less than one day prior to the meeting. Notice of any meeting need not specify its purpose(s). Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

3.04 Quorum; Actions by Board. Subject to the governing instruments:

3.04(a) Except as otherwise provided in these By-Laws, a majority of the entire board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the taking of the vote, if a quorum is then present, shall be the act of the board. Directors may neither be present nor vote by proxy.

3.04(b) Any action by the board or any committee may be taken without a meeting if all directors or committee members consent in writing to the adoption of a resolution authorizing the action.

The resolution and consent shall be filed with the board or committee minutes.

3.04(c) Any one or more directors or committee members may participate in a board or committee meeting by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

3.05 Resignation; Removal; Vacancies. Subject to the governing instruments:

3.05(a) A director may resign at any time. Any or all directors may be removed at any time for or without cause by stockholder vote and for cause by the board.

3.05(b) Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, but excluding vacancies resulting from the removal of directors without cause, may be filled by board vote or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office. Vacancies occurring for any reason may also be filled by stockholders.

3.06 Compensation. Directors shall receive such compensation as the board determines for, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Corporation as directors and in other capacities.

3.07 Committees. The board, by resolution adopted by a majority of the entire board, may designate an executive and other committees, each consisting of at least three directors, to serve at the board’s pleasure. The board, but not any committee, may fill committee vacancies and may designate alternative committee members to replace absent members at any committee meetings. Except as otherwise provided in any designating resolution, the executive committee shall have all the authority of the board, and other committees shall have such authority as the board determines. The provisions of Sections 3.02, 3.03 and 3.04 of these By-Laws relating to the holding of meetings, notice, waiver, adjournment, quorum and board action shall apply to committees unless the board otherwise determines. The board may adopt additional rules of procedure for any committee not inconsistent with these By-Laws or may delegate this authority to any committee.

ARTICLE IV. Officers.

4.01 Positions; Election; Term; Removal. The executive officers of the Corporation shall be a chief executive officer (if the board so determines), a president, one or more vice presidents (with such designations and rankings as the board may fix), a secretary and a treasurer, each of whom shall be elected or appointed annually by the board. Officers need not be directors. The board may also appoint a non-executive chairman in its discretion. Any two or more offices may be held by the same person except the offices of president and secretary provided that if the Corporation has only one stockholder, such stockholder, or, if permitted by applicable law, such stockholder's designee, may hold all or any combination of offices. Officers shall serve at the board’s pleasure until the next annual board meeting and the election of their respective successors. The board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring. The board may also appoint, or may delegate to any executive officer the appointment of, subordinate and assistant offices with such titles and duties as the board or such officer determines.

4.02 Chief Executive Officer; Additional Powers and Duties of Other Officers.

4.02(a)Subject to the supervision of the chairman of the board on behalf of the board and the board, the chief executive officer shall have general control and supervision of the Corporation's business and affairs and such other powers and duties consistent with these By-Laws as are customarily possessed by corporate chief executive officers and as the board assigns.

4.02(b) Subject to the supervision of the chairman of the board on behalf of the board and the board, each other officer shall have such powers and duties in addition to those specifically provided in these By-Laws as are customarily possessed by like corporate officers holding the same position and as the board or chief executive officer assigns.

4.03 Chairman of the Board. The chairman shall supervise the Corporation’s executive officers on behalf of the Board and shall preside at all board and stockholder meetings.

4.04 President. The president shall have such powers and duties, as the board or the chief executive officer, if so authorized by the board, assigns.

4.05 Vice Presidents. Each vice president shall have such further title and such powers and duties as the board or the chief executive officer, if so authorized by the board, assigns. Unless and until the board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the ranking vice president shall have the powers and duties of the president.

4.06 Secretary. The secretary shall give all meeting and other required corporate notices except as otherwise provided in these By-Laws; shall attend and keep minutes of all board and stockholder proceedings; shall have charge of and maintain the corporate stock books and records (unless the Corporation has a transfer agent or registrar) and such other corporate records as the board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments.

4.07 Treasurer. The treasurer shall be the Corporation's chief financial officer and, unless another officer or employee is so designated by the board, its chief accounting officer, shall have custody of its funds and securities and shall maintain its financial books and records.

4.08 Compensation. The board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

ARTICLE V. Shares and Transfer.

5.01 Certificates. Shares of the Corporation shall be represented by certificates in such form consistent with the governing instruments as the board approves, shall be signed by the chief executive officer, president or any vice president and the secretary or treasurer, or any assistant secretary or assistant treasurer, and shall be sealed with the corporate seal or its facsimile. Officers signatures may be facsimile if the certificate is signed by a transfer agent or registered by a registrar other than the Corporation or its employee. Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer. If the Corporation is authorized to issue shares of more than one class, certificates shall contain the statements required by statute.

5.02 Transfer Agents; Registrars. The board may appoint one or more transfer agents and/or registrars, the duties of which may be combined, and prescribe their duties.

5.03 Transfers; Lost Certificates. Subject to the governing instruments and compliance with such additional requirements as the board may establish:

5.03(a) Shares shall be transferable only on the Corporation’s books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

5.03(b) Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Corporation as the board determines.

5.04 Record Date. The board may fix in advance a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action. The record date shall not be more than sixty nor less than ten days prior to the meeting date nor more than sixty days prior to any other action.

ARTICLE VI. Indemnification of Directors, Officers, Employees and Agents. Any person made or threatened to be made a party to an action or proceeding, whether it be civil or criminal, by reason of the fact that he, his testator or intestate, then is or was a director, officer, employee or agent of the Corporation, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of Delaware. Such right of indemnification shall not be deemed exclusive of any other right to which such person may be entitled.

ARTICLE VII. Miscellaneous.

7.01. Seal. The corporate seal shall be in such form as the board may approve.

7.02 Fiscal Year. The board may establish and change the Corporation’s fiscal year. Until the board acts, the fiscal year shall end on December 31 in each year.

7.03 Shares in Other Corporations. Shares in other corporations held by the Corporation may be represented and voted by the chief executive officer or any person designated by him unless the board otherwise directs.

7.04 By-Law Amendments; Stockholder Agreements. Subject to the governing instruments:

7.04(a) By-Laws may be adopted, amended or repealed either by the stockholders at the time entitled to vote in the election of directors or by the board (provided that any change by the board in the number of directors requires the vote of a majority of the entire board). Any By-Law adopted by the board may be amended or repealed by the stockholders entitled to vote thereon. If the board adopts, amends or repeals any By-Law regulating an impending election of directors, the notice of the next stockholders meeting for the election of directors shall set forth such By-Law and a concise statement of the changes made.

7.04(b) Any written agreement among all of the stockholders of the Corporation holding votes sufficient to modify, amend or repeal any By-Law, whether expressly or by interpretation or implication and whether or not the Corporation is a party thereto, shall be given full force and effect in accordance with its terms as a stockholders amendment under subsection 7.04(a) above provided a copy of such written agreement is delivered to the Corporation and that prompt notice of any such modification, amendment or repeal effected by any such written agreement to which fewer than all the stockholders of the Corporation are party is given to those stockholders who are not party thereto.